SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 31, 1994

EATON CORPORATION

- --------------------------------------------------------------------
(Exact Name of Registrant as Specified in Its Charter)


           Ohio               1-1396                  34-0196300
      ----------------     ------------          -------------------
       (State or Other      (Commission           (I.R.S. Employer
      Jurisdiction of      File Number)          Identification No.)
      Incorporation)

      Eaton Center
      Cleveland, Ohio                 44114
      ---------------------           ------
      (Address of Principal           (Zip Code)
      Executive Offices)

                                  216-523-5000
                          ----------------------------
                          (Registrant's Telephone
                          Number, Including Area Code)

Item 7.  Financial Statements and Exhibits
- ------------------------------------------

The undersigned Registrant hereby amends its Current Report on Form 8-K dated February 14, 1994 to add financial statements of the business acquired with respect to Westinghouse Electric Corporation's Distribution and Control Business Unit (DCBU).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EATON CORPORATION


BY:  /s/ Ronald L. Leach
     -------------------
     Ronald L. Leach
     Vice President - Accounting

Date:  February 18, 1994

Westinghouse Electric Corporation
Distribution and Control Business Unit




Consolidated Financial Statements









September 30, 1993 and 1992 (unaudited)

December 31, 1992 and 1991




































Report of Management




The enclosed financial statements have been prepared by the management of Westinghouse Electric Corporation in support of the January 31, 1994, purchase by Eaton Corporation of certain assets and assumption of certain liabilities of the Distribution and Control Business Unit of Westinghouse Electric Corporation. Management has the primary responsibility for the financial statements and other financial information and for ascertaining that the data fairly reflect the financial position, results of operations and cash flows of the Distribution and Control Business Unit.

The financial statements present the financial results of those operating units of the Distribution and Control Business Unit that were included in the January 31, 1994, sale to Eaton Corporation. Operations that were historically part of the Distribution and Control Business Unit but were not included in the sale, principally EMAIL-Westinghouse Pty. Ltd., an Australian operation, and Westinghouse Asia Controls Corporation, a Philippean operation, are not included in these financial statements.

The financial statements were prepared in accordance with generally accepted accounting principles appropriate in the circumstances, and necessarily include amounts that are based on best estimates and judgements with appropriate consideration given to materiality. Historically, Westinghouse Electric Corporation has not prepared general purpose financial statements for operating units. The preparation of these general purpose financial statements included the use of "carve-out" accounting procedures wherein certain expenses, and associated accrued liabilities, historically incurred at the parent company level of Westinghouse Electric Corporation on behalf of its operating units, have been identified and pushed-down or allocated as appropriate to fairly reflect the financial results of the Distribution and Control Business Unit for the periods shown.





















Report of Independent Accountants



To the Board of Directors and Shareholders of Westinghouse Electric Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and cash flows present fairly, in all material respects, the financial position of the Distribution and Control Business Unit (DCBU), an organizational unit of Westinghouse Electric Corporation (Westinghouse), at December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of Westinghouse's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of the statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 2 to these financial statements, DCBU adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes," in 1992. DCBU is an organizational unit of Westinghouse and, as disclosed in Note 3 to the accompanying financial statements, has engaged in various transactions and relationships with other Westinghouse entities.






Price Waterhouse
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954
January 31, 1994













Westinghouse Electric Corporation
Distribution and Control Business Unit
Consolidated Balance Sheet
(in millions)                                                       Unaudited
                                              At December 31,    At September 30,
                                             ----------------    ----------------
                                                1992     1991      1993      1992
                                              ------   ------    ------    ------
ASSETS
Cash and cash equivalents (note 3)           $   0.8  $   0.6   $   2.0   $   2.7
Customer accounts receivable, net (note 8)     124.1    123.5     134.5     137.8
Accounts receivable from related
  parties (note 3)                              11.4     10.4      19.0      15.5
Inventories (note 9)                           189.8    178.8     187.3     183.1
Prepaid and other current assets (note 10)      29.6     26.7      38.8      32.8
                                             -------  -------   -------   -------
  Total current assets                         355.7    340.0     381.6     371.9

Plant and equipment, net (note 11)             250.0    257.8     239.8     243.7
Intangible and other noncurrent
  assets (note 12)                             146.3    155.0     144.3     150.5
                                             -------  -------   -------   -------
  Total assets                               $ 752.0  $ 752.8   $ 765.7   $ 766.1
                                             =======  =======   =======   =======
LIABILITIES AND INVESTMENT
Short-term debt (note 13)                    $   2.0  $   0.5   $   6.1   $   2.9
Trade accounts payable                          75.2     69.3      66.4      66.1
Accounts payable to related parties (note 3)     3.8      5.0       3.8       4.2
Other current liabilities (note 14)             48.0     48.3      48.2      64.2
                                             -------  -------    -------  -------
  Total current liabilities                    129.0    123.1     124.5     137.4

Other noncurrent liabilities (note 15)          65.5     71.4      57.5      69.2
                                             -------  -------   -------   -------
  Total liabilities                            194.5    194.5     182.0     206.6
                                             -------  -------   -------   -------
Contingent liabilities and
  commitments (note 17)
Minority interest in equity of
  consolidated subsidiaries                      0.3      0.4       0.3       0.3
Deferred foreign currency translation
  adjustments                                  (14.6)    (3.0)    (16.2)     (5.5)
Parent company investment (note 16)            571.8    560.9     599.6     564.7
                                             -------  -------   -------   -------
  Total investment                             557.5    558.3     583.7     559.5
                                             -------  -------   -------   -------
  Total liabilities and investment           $ 752.0  $ 752.8   $ 765.7   $ 766.1
                                             =======  =======   =======   =======

The accompanying notes are an integral part of these financial statements.

Westinghouse Electric Corporation
Distribution and Control Business Unit
Consolidated Statement of Income
(in millions)                                                                Unaudited
                                             For the year ended          For the nine months
                                                December 31,             ended September 30,
                                           ----------------------      ---------------------
                                              1992          1991          1993          1992
                                           -------       -------       -------       -------
Customer sales                           $   734.2     $   731.4      $  564.3      $  547.1
Sales to related parties                     352.7         353.0         231.1         261.7
                                          ---------     ---------       -------       -------
  Total sales                              1,086.9       1,084.4         795.4         808.8
                                          ---------     ---------       -------       -------

Cost of goods sold to customers             (453.2)       (435.8)       (338.9)       (332.8)
Cost of goods sold to related parties       (206.4)       (221.5)       (139.1)       (158.9)
                                          ---------     ---------       -------       -------
  Cost of goods sold                        (659.6)       (657.3)       (478.0)       (491.7)

Selling, general and administrative
  expenses                                  (288.7)       (302.3)       (214.0)       (228.5)
Research and development expenses            (38.8)        (44.3)        (28.0)        (26.2)
Depreciation and amortization                (38.3)        (37.7)        (29.5)        (28.9)
                                          ---------     ---------       -------       -------
  Total costs and expenses                (1,025.4)     (1,041.6)       (749.5)       (775.3)
                                          ---------     ---------       -------       -------
  Income from operations                      61.5          42.8          45.9          33.5

Other income and expenses, net (note 6)       (5.5)         27.1          (0.2)         (3.4)
Interest expense (note 3)                    (27.7)        (31.7)        (20.5)        (20.6)
                                          ---------     ---------       -------       -------
  Income before taxes                         28.3          38.2          25.2           9.5

Income taxes (note 7)                         (7.9)         (4.4)         (4.4)         (2.7)
                                          ---------    ---------       -------       -------
Net income                               $    20.4     $     33.8     $   20.8      $    6.8
                                          =========     =========       =======       =======


The accompanying notes are an integral part of these financial statements.










Westinghouse Electric Corporation
Distribution and Control Business Unit
Consolidated Statement of Cash Flows
(in millions)                                                               Unaudited
                                                For the year ended     For the nine months
                                                    December 31,       ended September 30,
                                                ------------------    --------------------
                                                   1992       1991       1993        1992
                                                -------    -------    -------     -------
OPERATING ACTIVITIES
Net income                                      $  20.4   $   33.8   $   20.8   $    6.8
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                  38.3       37.7       29.5       28.9
    Deferred taxes                                 (5.8)      (1.3)      (2.5)      (4.2)
    Loss (gain) on sale of assets                   0.1      (29.0)      (0.8)      (0.5)
    Changes in assets and liabilities
      excluding sales of assets:
        Accounts receivable                        (1.6)      14.8      (18.0)     (19.4)
        Inventories                               (11.0)      17.0        2.5       (4.3)
        Prepaid and other current assets            0.9       (0.5)      (6.3)     (3.3)
        Accounts payable and other
          current liabilities                       4.4       (4.4)      (8.6)      11.9
        Other noncurrent assets
          and liabilities                          (4.1)       5.8      (11.3)     (1.7)
                                                 -------    -------    -------    -------
Net cash provided by operating activities          41.6       73.9        5.3       14.2
                                                 -------    -------    -------    -------
INVESTING ACTIVITIES
  Capital expenditures                            (32.7)     (26.5)     (15.0)     (15.8)
  Proceeds from sales of assets                    10.9       54.6        1.4        6.8
                                                 -------    -------    -------    -------
Net cash provided by (used in) investing
  activities                                      (21.8)      28.1      (13.6)      (9.0)
                                                 -------    -------    -------    -------
FINANCING ACTIVITIES
  Net changes in debt                               1.5      (14.8)       4.1        2.4
  Net payments to (receipts from)
    parent company                                 (9.5)     (92.9)       7.0       (3.0)
                                                 -------    -------    -------    -------
Net cash provided by (used in)
   financing activities                            (8.0)    (107.7)      11.1       (0.6)
Effect of exchange rate changes on cash           (11.6)       1.1       (1.6)      (2.5)
                                                 -------    -------    -------    -------
Increase (decrease) in cash and
  cash equivalents                                  0.2       (4.6)       1.2        2.1
Cash and cash equivalents at beginning of year      0.6        5.2        0.8        0.6
                                                 -------    -------    -------    -------

Cash and cash equivalents at end of year        $   0.8   $    0.6   $    2.0   $    2.7
                                                 =======    =======    =======    =======

The accompanying notes are an integral part of these financial statements. Westinghouse Electric Corporation
Distribution and Control Business Unit

Notes to the Financial Statements

Note 1: Basis of Presentation

Effective January 31, 1994, Eaton Corporation (Eaton) acquired certain assets and assumed certain liabilities of the Distribution and Control Business Unit
(DCBU) of Westinghouse Electric Corporation under a Purchase Agreement dated August 10, 1993 (the Agreement). Operations that were historically part of DCBU but were not included in the Agreement are not included in these financial statements. For purposes of these financial statements, DCBU relates only to those operations which are included as part of the Agreement.

DCBU was an organizational unit of Westinghouse Electric Corporation and its majority owned and controlled subsidiaries and affiliates (collectively Westinghouse). Westinghouse Electric Corporation (WELCO or the parent company) is incorporated in the Commonwealth of Pennsylvania. Its subsidiaries and affiliates are incorporated or registered in other jurisdictions in the U.S. and a number of other countries. DCBU is not a distinct legal entity.

DCBU manufactures, distributes and sells a broad range of industrial and commercial electrical equipment to markets worldwide. Organizationally, DCBU includes divisions of WELCO; divisions of Westinghouse de Puerto Rico; divisions of Westinghouse Canada, Inc.; Challenger Electrical Equipment Corporation (Challenger); Ottermill, Ltd.; Westinghouse de Venezuela S.A.; Westinghouse do Brazil S.A.; Equipos Westinghouse S.A. de C.V.; and other subsidiaries and affiliates.

The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55 (SAB 55), requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses include officer and employee salaries, rent or depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. These financial statements include such adjustments.

Historically, DCBU's results of domestic operations have been included in the consolidated U.S. federal income tax return of Westinghouse. DCBU's results of operations in Puerto Rico and certain operations in Canada were also included with other Westinghouse operations in tax returns in those jurisdictions. For operations that do not pay their own income tax, Westinghouse internally allocates income tax expense at the statutory rate after adjustment for state income taxes, Puerto Rican tax exemptions, and several other items. The income tax expense and other tax related information in these statements has been calculated as if DCBU had not been eligible to be included in the consolidated tax returns of Westinghouse. The calculation of tax provisions and deferred taxes necessarily required certain assumptions, allocations and estimates which management believes are reasonable to accurately reflect the tax reporting for DCBU as a stand-alone taxpayer.

These consolidated financial statements include the historical financial position, results of operations, and cash flows of DCBU previously included in the Westinghouse consolidated financial statements. These consolidated financial statements have been prepared by Westinghouse management in accordance with generally accepted accounting principles and include such estimates and adjustments as deemed necessary to present fairly the consolidated financial position, results of operations, and cash flows of DCBU for the years ended December 31, 1992 and 1991.

In the opinion of the management of Westinghouse, the unaudited consolidated financial statements for the nine month periods ended September 30, 1993 and 1992, include all material adjustments necessary to present fairly DCBU's financial position, results of operations and cash flows for those periods. Such adjustments are of a normal recurring nature. The results of the nine month periods are not necessarily indicative of results for the entire years.

DCBU receives certain services and participates in certain centralized Westinghouse activities, the allocated costs of which are included in these financial statements. See note 3.


Note 2: Summary of Significant
Accounting Policies

CONSOLIDATION

The consolidated financial statements include the accounts of DCBU after elimination of intercompany accounts and transactions other than those with other units of Westinghouse as described in note 3.

REVENUE RECOGNITION

Sales are recorded primarily as products are shipped and services are rendered.

AMORTIZATION OF INTANGIBLE ASSETS

Goodwill and other acquired intangible assets are amortized under the straight-line method over their useful lives, which are estimated to approximate 40 years.

CASH AND CASH EQUIVALENTS

DCBU considers all investment securities with a maturity of three months or less when acquired to be cash equivalents. See note 3.

INVENTORIES

Inventories are stated at the lower of standard cost, which approximates actual cost on a first-in, first-out (FIFO) basis, or market. Inventoried costs include direct material, direct labor, and certain overheads. See note 9.

PLANT AND EQUIPMENT

Plant and equipment assets are recorded at cost and depreciated generally under the straight-line method over their estimated useful lives. Expenditures for additions and improvements are capitalized, and costs for repairs and maintenance are charged to operations as incurred. DCBU limits capitalization of newly acquired assets to those assets with cost in excess of $500. See note 11.

PRODUCT WARRANTY

Estimated warranty costs are provided at the time of sale of the warranted product. The warranty costs are estimated and accrued based on historical warranty costs incurred on the revenue earned on the sale of the product.


ENVIRONMENTAL COSTS

It is the policy of DCBU to expense or capitalize, as appropriate, environmental expenditures that relate to current operations. Expenditures that relate to an existing condition caused by past operations and which do not contribute to current or future revenue generation are expensed. DCBU accrues reserves when environmental assessments or remedial efforts are probable and the costs can be reasonably estimated. Such reserves are adjusted if necessary based upon the completion of a formal study and the information obtained thereby. See note 17.

FOREIGN CURRENCY TRANSLATION

Results of foreign operations, other than those located in countries with highly inflationary economies, are translated into U.S. dollars using average exchange rates during the period, while assets and liabilities are translated into U.S. dollars using current rates. The resulting translation adjustments are recorded as deferred foreign currency translation adjustments in total investment. Currency gains and losses resulting from translation of operations in highly inflationary economies and all gains and losses resulting from foreign currency transactions are determined using a combination of current and historical rates and are reported as foreign currency transactions in other income. DCBU operations in Venezuela, Brazil and Mexico are translated under the highly inflationary approach.

NEW ACCOUNTING PRINCIPLES

Effective January 1, 1992, DCBU adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," on the immediate recognition basis. This statement requires that the cost of certain medical, dental and life insurance benefits for eligible retirees and dependents be recognized in the financial statements during the employees' service with DCBU. DCBU's previous practice was to expense these costs as incurred. See note 5.

In 1992, DCBU adopted SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." This statement is an extension of SFAS No. 105, "Disclosures of Information about Financial Instruments with Concentrations of Credit Risks," adopted in a prior year, and requires the disclosure of the fair value of certain financial instruments. See note 19.

In 1992, DCBU adopted SFAS No. 109, "Accounting for Income Taxes," retroactively to 1990. See note 7.

In November 1992, the Financial Accounting Standards Board issued SFAS No. 112, "Employers' Accounting for Postemployment Benefits" which requires employers to adopt accrual accounting for workers' compensation, salary continuation, medical and life insurance continuation, severance benefits and disability benefits provided former or inactive employees after employment but before retirement. The statement is effective beginning in 1994 and requires immediate recognition as a cumulative effect adjustment for the change in accounting for postemployment benefits. DCBU plans to adopt SFAS No. 112 in 1994. DCBU is in the process of evaluating the impact of adoption of SFAS No. 112 and estimates its pre-tax effect to be between $9.0 million and $11.0 million.


Note 3: Related-Party Transactions

DCBU purchases products from and sells products to other Westinghouse operations. DCBU also purchases certain services from Westinghouse, including liability, property and workers' compensation insurance. These transactions are discussed in further detail below.

CASH AND CASH EQUIVALENTS

DCBU utilizes the Westinghouse centralized cash management services in North America and several foreign countries. Under such service arrangements, accounts receivable are collected and cash is invested centrally. Additionally, disbursing operations are funded centrally on demand. As a result, DCBU carries little cash but receives charges and credits against parent company investment for cash used and collected through a central clearinghouse arrangement.

INTERCOMPANY PURCHASES

DCBU purchases products and services from other Westinghouse operations. For intercompany purchases in the U.S., DCBU uses the central clearinghouse arrangement through which intercompany transactions are settled at the transfer date.

Accounts payable to related parties represents payable balances for purchases from units of Westinghouse that do not participate in the central clearinghouse arrangement.

INTERCOMPANY SALES AND RECEIVABLES

DCBU sells products to Westinghouse Electric Supply Company (WESCO) and various other Westinghouse operations on a commercial basis. DCBU receives credit through the central clearinghouse for sales to WESCO when products are shipped. Therefore, there are no intercompany receivables for domestic WESCO sales in these financial statements because such transactions are accounted for on an immediate settlement basis.

In 1992 and 1991, intercompany sales included $336.5 million and $347.0 million to WESCO.

DCBU sales to WESCO have historically been governed on a commercial basis by internal Westinghouse interunit arrangements. Westinghouse has entered into a distributor agreement with Eaton which allows for the purchase and resale of certain DCBU products by WESCO. The terms and conditions of the distributor agreement permit DCBU products to be sold to WESCO on a commercial basis for an initial five year period, subject to specified termination provisions. Westinghouse has announced its intention to sell WESCO. Westinghouse intends that any buyer of WESCO would assume the obligations of Westinghouse under the terms and conditions of the distributor agreement.

Accounts receivable from related parties represents the accounts receivable from sales to units of Westinghouse that do not participate in the central clearinghouse arrangement. None of the allowance for doubtful accounts balance relates to these receivables.


CORPORATE SERVICES

DCBU uses, and is charged directly for, certain services that Westinghouse provides to its business units. These services include telephone services, information systems support, certain accounting functions, legal services, environmental affairs and benefit administration. DCBU also purchases other Westinghouse internally-provided services as required. These services include printing, freight forwarding, warranty and repair services, productivity and quality consulting, recruiting and administrative support for Caribbean activities.

Westinghouse centrally develops, negotiates and administers DCBU's insurance programs. The insurance includes a broad all-risk coverage for real and personal property and third-party liability coverage, and employer's liability coverage, automobile liability, general product liability and other standard liability coverage. Westinghouse also maintains a program of self-insurance for workers' compensation in the U.S. A portion of the cost of this program is charged to DCBU based on claims history.

The Westinghouse Science and Technology Center (STC) provides support to DCBU relating to new product development. STC is the Westinghouse corporate central research and development organization. DCBU is charged for all such research and development costs as they are incurred as immediate settlement transactions through the Westinghouse central clearinghouse.

All of the charges described above are included as costs of DCBU's operations in these financial statements. Such charges by Westinghouse to DCBU are based on either a direct cost pass through or a percentage allocation of total costs for the service provided. Where percentage allocations are used, such allocations are based on DCBU's percent utilization compared to that of all Westinghouse organizations. These costs have been allocated to DCBU on a basis that management believes is reasonable. However, management believes that it is possible that the terms of these transactions may differ from those that would result from transactions among unrelated parties. The charges to DCBU for the above services were $39.5 million and $37.7 million in 1992 and 1991 respectively.

In addition, Westinghouse also allocates a certain portion of its corporate expenses to each business unit. These allocated costs include Westinghouse executive management and corporate overhead; benefit costs associated with retired and divested business employees; corporate-related pension charges; audit, tax and treasury services; and other support and executive functions. DCBU's domestic credit and collection activities are administered centrally by the Westinghouse treasury group, and the cost of this service is included in the corporate-allocated cost.

Corporate expenses are allocated to DCBU based primarily on payroll dollars. Such allocations are not necessarily indicative of actual results and it is not practical for management to estimate the level of expenses that might have been incurred had DCBU operated as a separate stand-alone entity. The following table presents the costs charged to DCBU for such expenses.


CORPORATE EXPENSES

(in millions)
                                          Allocated
                                            Costs
                                        -------------

For the year ended December 31,         1992     1991
                                        ----     ----
Credit and collection                  $ 2.5    $ 2.5

All other allocated
  services and costs                   $13.4    $14.2


OTHER SERVICES

DCBU's sales forces sell the products of certain other Westinghouse divisions, including Westinghouse Motor Co., Engineering & Repair Services, Specialty Products and WESCO. For performing such services, DCBU receives a commission that is offset against selling expenses. For the years ended December 31, 1992 and 1991, these commissions totalled $6.7 million and $6.0 million, respectively.

INTEREST

DCBU receives a charge from Westinghouse for the carrying cost of parent company investment in the form of interest expense. The charge is based on DCBU's average total investment and is adjusted annually. DCBU's allocated interest expense was $23.1 million and $20.1 million in 1992 and 1991. The effective annual percentage rate for interest expense was approximately 10 percent in both years. For purposes of these financial statements, interest paid is assumed to equal interest expense.

Note 4: Pensions

Westinghouse sponsors various pension arrangements covering substantially all domestic and foreign DCBU employees. Most plan benefits are based on either years of service and compensation levels at the time of retirement, a formula based on career earnings or a final average compensation amount. Pension benefits are paid from trusts funded by contributions from employees and Westinghouse. The pension funding policy is consistent with the funding requirements of U.S. federal and other government laws and regulations. Plan assets consist primarily of listed stocks, fixed income securities and real estate investments.

DCBU's pension arrangements include both single-employer and multiemployer plans as defined in SFAS 87, "Employers' Accounting for Pensions." DCBU's single-employer plans consist of the pension plans of Challenger (Challenger plans) and are discussed below. For purposes of these financial statements, DCBU's multiemployer plans include the Westinghouse Pension Plan, Westinghouse Executive Pension Plan, Westinghouse Canada Inc. Pension Plan for Hourly Employees, Westinghouse Canada Inc. Consolidated Pension Plan for Salaried Employees, and Westinghouse Pension Plan for Operations in Puerto Rico (multiemployer plans). All of these plans are defined benefit plans and are sponsored by Westinghouse. They include various domestic and foreign employees of DCBU as well as other domestic and foreign employees of Westinghouse. For multiemployer plans, employers are required to recognize as net pension expense total contributions for the period. For 1992 and 1991, DCBU's pension expense for multiemployer plans was $10.1 million and $9.8 million, respectively. There were no contributions due and unpaid at December 31, 1992 and 1991.

Net periodic pension cost for 1992 and 1991, and the funding status at December 31, 1992 and 1991, for the Challenger plans are as follows:

NET PERIODIC PENSION COSTS - CHALLENGER PLANS

(in millions)

For the year ended December 31,                   1992            1991
                                                  ----            ----
Service cost                                     $ 1.2           $ 1.3
Interest cost on projected benefit
  obligation                                       2.1             2.0
Amortization of unrecognized prior
  service cost                                      .1              .1
                                                  ----            ----
                                                   3.4             3.4
                                                  ----            ----

Return on plan assets:
  Actual return on plan assets                    (1.8)           (3.6)
  Unrecognized return on plan assets              (1.1)            1.1
                                                  ----            ----
Recognized return on plan assets                  (2.9)           (2.5)
                                                  ----            ----

Net periodic pension cost                        $  .5           $  .9
                                                  ====            ====

For the Challenger plans in both periods, an 8.5 percent discount rate and a 7 percent rate of increase in future compensation levels, for the plans to which such increase applies, were used in determining the actuarial present value of the projected benefit obligation. The expected long-term rate of return on plan assets was 9.5 percent.

For financial reporting purposes, a pension plan is considered underfunded when the fair value of the plan assets is less than the accumulated benefit obligation. In accordance with SFAS No. 87, a minimum pension liability must be recognized for the sum of the underfunded amount plus any prepaid contributions. In recognizing such a liability, an intangible asset, limited to the sum of the prior service cost not yet recognized and the unrecognized transition obligation, is usually recorded. Any liability amount to be recognized in excess of the intangible asset limit should be charged to equity. At December 31, 1992 and 1991, for the underfunded Challenger plans, additional minimum pension liabilities of $.5 million and $.3 million, respectively, were recognized for the difference between the underfunded accumulated benefit obligations of $.6 million and $.4 million, respectively, and the accrued pension costs of $.1 million. An intangible asset of $.5 million at December 31, 1992, and $.3 million at December 31, 1991, offset the additional minimum pension liability.

FUNDING STATUS - CHALLENGER PLANS
(in millions)

At December 31                                   1992                 1991
                                       ---------------------- ----------------------
                                       Overfunded Underfunded Overfunded Underfunded
                                         plans       plans      plans       plans
                                        -------     -------    -------     ------
Actuarial present value of benefit
  obligation:
    Vested                             $(21.1)    $ (2.0)     $(19.9)    $ (1.5)
    Nonvested                             (.8)       (.1)        (.7)       (.1)
                                        ------       -----       -----      -----
Accumulated benefit obligation          (21.9)      (2.1)      (20.6)      (1.6)
Effect of projected future
  compensation levels                    (4.1)         -        (3.6)       (.2)
                                        ------      -----       -----      -----
Projected benefit obligation for
  service rendered to date              (26.0)      (2.1)      (24.2)      (1.8)
Plan assets at fair value                32.7        1.5        29.9        1.2
                                        ------      -----       -----      -----
Plan assets in excess (deficit) of
  projected benefit obligation            6.7        (.6)        5.7        (.6)
Unrecognized net gain                     (.9)         -        (1.5)         -
Prior service cost not yet recognized
  in net periodic pension cost             .8         .5          .8         .5
                                        ------      -----       -----      -----
Prepaid (accrued) pension
  contribution                         $  6.6     $  (.1)     $  5.0     $  (.1)
- --------------------------------------------------------------------------------




In June 1993, Westinghouse changed the actuarial assumptions regarding future events for the multiemployer plans. Those changes included lowering the discount, wage escalation, and return on plan asset rates. As a result of those changes it is estimated that DCBU's 1993 full year pension expense for multiemployer plans will be approximately 40 percent higher than the 1992 level. Additionally, effective December 31, 1993, Westinghouse made further changes in its pension actuarial assumptions. It is estimated that DCBU's full year 1994 pension expense for multiemployer plans will be approximately 20 percent higher than the 1993 estimated level. The actuarial assumptions in use by Westinghouse for 1994 are a discount rate of 7.25 percent, a wage increase rate of 4.0 percent, and a return on plan asset rate of 9.75 percent.

As discussed above, the Challenger plans use actuarial assumptions different from those in the multiemployer plans. While an actuarial study to determine the effect of such rate changes on the Challenger plans has not been prepared, it could reasonably be expected that the resulting rate of change in Challenger pension expense would be less than that experienced in the multiemployer plans.

Note 5: Postretirement Benefits Other Than Pensions

Westinghouse sponsors defined benefit postretirement plans that provide medical, dental and life insurance benefits for eligible retirees and dependents, including DCBU's eligible retirees located in the U.S., Puerto Rico and Canada. During 1992, Westinghouse adopted SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," on the immediate recognition basis. This statement requires employers that sponsor single-employer defined benefit postretirement plans to recognize net periodic postretirement benefit costs during an employee's service to the employer and, when adopted on the immediate recognition basis, a transition obligation for postretirement benefits accumulated by employees in earlier periods. However, for the purposes of these financial statements, DCBU is considered to have participated in a multiemployer postretirement benefit plan as defined in SFAS
106. Therefore, no provision has been made in these financial statements to recognize an obligation for accumulated postretirement benefits.

For multiemployer plans, employers are required to recognize as net post-retirement benefit costs, total contributions for the period. For 1992, DCBU's net postretirement benefit cost for multiemployer plans was $10.5 million which represents DCBU's contribution to Westinghouse for eligible retiree and dependent benefits.

Certain of DCBU's non-U.S. subsidiaries have private and government-sponsored plans for retirees. The cost of these plans is not material to DCBU.











Note 6: Other Income and Expenses, net

OTHER INCOME AND EXPENSES

(in millions)
                                                              Unaudited
                                                           For the 9 months
                                   For the year ended            ended
                                      December 31,          September 30,
                                   1992          1991      1993         1992

Interest income                   $ 1.7         $ 0.8     $ 1.0        $ 1.3
Gain on sale of
   Bryant                           0.0          30.5       0.0          0.0
Net gain (loss) on sale
  of assets                        (0.1)         (1.5)      0.8          0.5
Foreign currency transaction
  and highly inflationary
  translation gains and (losses)   (5.6)         (1.5)     (0.2)        (3.4)
Other expenses, net                (1.5)         (1.2)     (1.8)        (1.8)
                                   -----         -----     -----        -----
Other income and
   expenses, net                  $(5.5)        $27.1     $(0.2)       $(3.4)
                                   =====         =====     =====        =====

Interest income primarily includes income from notes issued by various Westinghouse foreign subsidiaries in support of regional cash management operations. In 1991 DCBU sold its Bryant Division for $52.1 million in cash.



























Note 7: Income Taxes

Income taxes are calculated under the bases described in note 1. For purposes of these financial statements, taxes paid are assumed to equal income taxes currently payable.

CONSOLIDATED INCOME TAXES

(in millions)
                                                           Unaudited
                                                           For the 9
                                   For the year ended     months ended
                                        December 31,      September 30,
                                    1992         1991         1993
Current:
  Federal                         $  6.2       $  4.3        $ 1.9
  State                              1.4          0.2          0.1
  Foreign                            6.1          1.2          4.9
- -------------------------------------------------------------------
  Total income taxes - current      13.7          5.7          6.9
- -------------------------------------------------------------------
Deferred:
  Federal                         $ (4.1)      $ (1.0)        (0.3)
  State                             (1.0)         0.3          0.3
  Foreign                           (0.7)        (0.6)        (2.5)
- -------------------------------------------------------------------
  Total income taxes - deferred     (5.8)        (1.3)        (2.5)
- -------------------------------------------------------------------
Income taxes                      $  7.9       $  4.4        $ 4.4
- -------------------------------------------------------------------

Deferred federal income taxes for 1993 include a benefit of $0.4 million resulting from the enactment of an increase in the statutory federal income tax rate from 34% to 35%.

In 1992, DCBU adopted SFAS No. 109 retroactive to 1990.

The foreign portion of income or loss before income taxes in the consolidated statement of income was a loss of $0.4 million for nine months of 1993, income of $1.2 million in 1992, and a loss of $5.1 million in 1991.

Deferred federal income taxes have not been provided on cumulative undistributed earnings from foreign subsidiaries, totaling $7.1 million at December 31, 1992, in which the earnings have been reinvested for an indefinite time. It is not practicable to determine the income tax liability that would result had such earnings been repatriated. The amount of withholding taxes that would be payable upon such repatriation is estimated to be $0.5 million.

Net income includes income of certain manufacturing operations in Puerto Rico which are exempt from U.S. income tax and partially exempt from Puerto Rican income tax under grants of industrial tax exemptions. These tax exemptions provided net tax benefits of $5.1 million for nine months of 1993, $5.2 million in 1992, and $8.4 million in 1991. The exemptions will expire at various dates from 1997 through 2007. The 1993 Revenue Reconciliation Act places limits on the amount of tax benefits available to U.S. corporations in Puerto Rico beginning in 1994. These limitations are not expected to have a material effect on DCBU's results of operations as an historical stand-alone taxpayer.

Deferred income taxes result from temporary differences in the financial bases and tax bases of assets and liabilities. The type of differences that give rise to significant portions of deferred income tax liabilities or assets are shown in the accompanying table.

CONSOLIDATED DEFERRED INCOME TAX SOURCES

(in millions)
                                                            Unaudited
                                              At                At
                                         December 31,      September 30,
                                        1992       1991         1993
Provisions for expenses and losses    $ 18.4     $ 19.5       $ 17.8
Accumulated depreciation               (22.6)     (26.2)       (22.1)
Minimum pension liabilities             (2.6)      (2.7)        (2.6)
Inventories                             12.8        9.4         12.8
Operating loss carryforwards             2.3        0.0          4.2
Alternative minimum tax credit           1.2        2.4          2.6
Other deferred tax assets                4.3        3.3          4.0
Other deferred tax liabilities          (4.1)      (4.1)        (2.7)
Valuation allowance                     (2.3)       0.0         (4.2)
- ---------------------------------------------------------------------
Deferred income taxes, net asset      $  7.4     $  1.6       $  9.8
- ---------------------------------------------------------------------

At December 31, 1992, and September 30, 1993, there were alternative minimum tax credit carryforwards of $1.2 million and $2.7 million, respectively, which have no expiration date.

At September 30, 1993 there were $14.3 million of net operating loss carryforwards attributable to foreign subsidiaries. Of this total, approximately $6.5 million will expire in 1997 and the balance has no expiration date. A valuation allowance of $4.2 million related to those losses has been established since it is considered more likely than not that the benefit will not be realized.















EFFECTIVE TAX RATE
                                                                Unaudited
                                                                For the 9
                                          For the year ended    months ended
                                            December 31,      September 30,
                                          1992        1991         1993
Federal statutory income tax rate         34.0 %      34.0 %       35.0 %
Increase (decrease) in the tax rate
  resulting from:
State income tax, net of federal effect    0.8         0.9          0.8
Lower tax rate on income of foreign
  sales corporations                      (2.5)       (1.7)        (2.1)
Lower tax rate on net income of Puerto
  Rican operations                       (18.4)      (22.1)       (20.3)
Different tax rate on
  foreign subsidiaries                     2.7        (2.2)        (4.8)
Goodwill amortization                      3.2         2.5          2.8
Valuation allowance                        8.0         0.0          7.5
Adjustment of deferred tax asset
  for increase in federal income
  tax rate                                 0.0         0.0         (1.5)
Other                                      0.1         0.1          0.1
- -------------------------------------------------------------------------
Effective tax rate                        27.9 %      11.5 %       17.5 %
- -------------------------------------------------------------------------

The federal income tax returns of Westinghouse are settled through the year ended December 31, 1986. Management believes that adjustments to Westinghouse federal tax returns of all years through December 31, 1992 will have no material effect on DCBU for purposes of these financial statements.


Note 8: Customer Accounts Receivable, net

Allowances for doubtful accounts of $4.8 million and $4.9 million at December 31, 1992 and 1991, respectively, were deducted from customer receivables. As of December 31, 1992 and 1991, DCBU had no significant concentrations of credit risk due to the large number of customers comprising the DCBU customer base and their dispersion across many different industries and geographic areas. DCBU performs ongoing credit evaluations of its customers and generally does not require collateral.














Note 9: Inventories

INVENTORIES

(in millions)
                                                                Unaudited
                                      At December 31,        At September 30,
                                        1992    1991            1993    1992
Raw materials                         $ 23.5  $ 25.7          $ 22.6  $ 24.7
Work in process                         69.8    62.7            72.3    64.1
Finished goods                          96.5    90.4            92.4    94.3
- ----------------------------------------------------------------------------
Inventories                           $189.8  $178.8          $187.3  $183.1
- ----------------------------------------------------------------------------

Inventories do not exceed net realizable values and, other than those related to replacement parts, are generally realized within one year.


Note 10: Prepaid and Other Current Assets

PREPAID AND OTHER
CURRENT ASSETS

(in millions)

At December 31,                                 1992                    1991
Deferred income taxes                         $ 26.4                  $ 22.6
Other                                            3.2                     4.1
- ----------------------------------------------------------------------------
Prepaid and other current assets              $ 29.6                  $ 26.7
- ----------------------------------------------------------------------------


Note 11: Plant and Equipment

PLANT AND EQUIPMENT

(in millions)

At December 31,                                 1992                    1991
Land and buildings                           $ 108.2                 $ 110.0
Machinery and equipment                        381.0                   367.2
Construction in progress                        21.8                    22.7
- ----------------------------------------------------------------------------
Plant and equipment, at cost                   511.0                   499.9
Accumulated depreciation                      (261.0)                 (242.1)
- ----------------------------------------------------------------------------
Plant and equipment, net                     $ 250.0                 $ 257.8
- ----------------------------------------------------------------------------





Note 12: Intangible and Other
Noncurrent Assets

INTANGIBLE AND OTHER NONCURRENT ASSETS

(in millions)

At December 31,                                  1992                    1991
Goodwill and other acquired intangible
  assets                                      $ 136.7                 $ 145.9
Prepaid pension contributions                     8.1                     8.0
Other                                             1.5                     1.1
- -----------------------------------------------------------------------------
Intangible and other noncurrent assets        $ 146.3                 $ 155.0
- -----------------------------------------------------------------------------


Goodwill and other acquired intangible assets consists primarily of goodwill of $147.9 million recorded in the acquisition of Challenger on December 31, 1987. Accumulated amortization of Challenger goodwill totalled $17.5 million and $14.3 million, at December 31, 1992 and 1991, respectively.


Note 13: Short-term Debt

Short-term debt consists of bank loans of subsidiaries in Venezuela and Brazil.


Note 14: Other Current Liabilities

OTHER CURRENT LIABILITIES

(in millions)

At December 31,                                  1992                    1991
Accrued employee compensation                  $ 28.4                 $  27.4
Accrued product warranty                          7.0                     6.9
Accrued volume discounts                          4.1                     3.5
Progress and advanced billings                    3.2                     3.7
Other                                             5.3                     6.8
- -----------------------------------------------------------------------------
Other current liabilities                      $ 48.0                 $  48.3
- -----------------------------------------------------------------------------











Note 15: Other Noncurrent Liabilities

OTHER NONCURRENT LIABILITIES

(in millions)

At December 31,                                  1992                    1991
Deferred income taxes                          $ 19.0                 $  21.0
Accrued product liability                        25.3                    26.0
Accrued environmental costs                      16.4                    17.6
Pension liabilities                               3.0                     3.2
Other                                             1.8                     3.6
- -----------------------------------------------------------------------------
Other noncurrent liabilities                   $ 65.5                 $  71.4
- -----------------------------------------------------------------------------

Accrued environmental costs includes $13.6 million as of December 31, 1992, relating to DCBU properties which are not included in the list of assets to be sold by Westinghouse to Eaton but which will be leased by DCBU as productive facilities. The gross and net book values of these properties at December 31, 1992, are $12.9 million and $4.2 million, respectively. See note 17.


Note 16: Parent Company Investment

Since DCBU is an operating unit and not a distinct legal entity (see note 1) there are no customary equity and capital accounts. Instead, parent company investment is maintained by DCBU and Westinghouse to account for all interunit transactions as described in note 3. Parent company investment is comprised of net income, capital expenditures, and other transactions with Westinghouse as shown below.



PARENT COMPANY INVESTMENT

(in millions)

                                                             Unaudited
                                                              For the
                                   For the year ended     9 months ended
                                      December 31,         September 30,
                                   1992           1991          1993
Balance, beginning of year      $ 560.9        $ 620.0       $ 571.8
Net income                         20.4           33.8          20.8
Capital expenditures               32.7           26.5          15.0
Proceeds from sale of assets      (10.9)         (54.6)         (1.4)
Net interunit transactions        (31.3)         (64.8)         (6.6)
                                  -----          -----         -----
Balance, end of year            $ 571.8        $ 560.9       $ 599.6
                                  =====          =====         =====




Note 17: Contingent Liabilities and Commitments

DCBU is a party to personal injury and property damage litigation arising out of incidents involving the use of its products. Annually, Westinghouse administers DCBU's product liability insurance program based on DCBU's current and historical claims experience and the availability and cost of insurance. The combination of these annual programs constitutes DCBU's aggregate product liability insurance coverage. DCBU's program for 1992 was comprised of a self-insurance retention and catastrophic coverage in excess of the retention. Cumulative amounts estimated to be payable by DCBU with respect to pending and potential claims for all years in which DCBU is liable under its self-insurance retention are $24.8 million at September 30, 1993, $25.3 million at December 31, 1992, and $26.0 million at December 31, 1991. These amounts have been accrued for in these financial statements. See note 15.

Environmental:

It is the policy of Westinghouse to operate and maintain its facilities in compliance with all applicable laws and regulations to protect the environment and the health and safety of its employees. Compliance with federal, state and local regulations relating to the discharge of substances into the environment, the disposal of hazardous wastes and other related activities affecting the environment have had and will continue to have an impact on the operations of DCBU. Thus far, compliance with environmental requirements and resolution of environmental claims has been accomplished without material adverse effect on DCBU's liquidity, competitive status, financial condition or results of operations.

While it is difficult to estimate the timing and ultimate costs to be incurred in the future due to uncertainties about the status of laws, regulations, technology and information available for individual sites, management has estimated the reasonably possible remediation costs that could be incurred by DCBU based on the facts and circumstances known currently. Such estimates include the professional judgment of Westinghouse's environmental experts, outside environmental specialists and other experts and, when necessary, legal counsel. In addition, the likelihood that other parties which also have been named as potential responsible parties (PRP's) will have the financial resources to fulfill their obligations at superfund sites where they are also liable has been considered.

In accordance with the above policy, there are several ongoing environmental evaluations and remediation programs under federal and state superfund laws for which Westinghouse has responsibility on behalf of DCBU. These programs involve investigations and remediation actions at DCBU's Beaver, Pennsylvania, and Horseheads, New York, facilities, and related investigations and remediation resulting from alleged off-site contamination and waste disposal from the facilities.

In addition, five sites acquired as part of the Challenger acquisition in 1987, four of which have been sold, are subject to ongoing soil, ground water and underground tank remediation. The remediation is the responsibility of and is being borne by Challenger's predecessors in interest. Virtually all of the remedial work addressing these environmental concerns has been completed. Westinghouse has full indemnities for these identified environmental liabilities at the five Challenger sites, and therefore, management believes it has no obligation for funding the completion of the remedial work.

Management has estimated the total probable costs which could be incurred for remediation of the above mentioned environmental sites to be approximately $10.0 million at September 30, 1993, $16.4 million at December 31, 1992 and $17.6 million at December 31, 1991. These amounts have been accrued for in these financial statements. Management believes that the total remaining reasonably possible costs which could be incurred for remediation of the above mentioned environmental sites, none of which have been accrued, will not have a material adverse effect on DCBU's liquidity, competitive status, financial condition or results of operations. See note 15.

Note 18: Leases

DCBU has commitments under operating leases for certain machinery and equipment and facilities used in various operations. Rental expense in 1992 and 1991 was $19.1 million and $22.1 million, respectively. These amounts include immaterial amounts for contingent rentals and sublease income.

MINIMUM RENTAL PAYMENTS

(in millions)

At December 31                                   1992
1993                                           $ 16.3
1994                                             13.7
1995                                             10.6
1996                                              6.9
1997                                              4.0
Subsequent years                                  4.5
                                               ------
Minimum rental payments                        $ 56.0
                                               ======


Note 19: Financial Instruments

The estimated fair value of financial instruments has been determined by DCBU using the best available market information and appropriate valuation methodologies. Accordingly, the estimates presented are not necessarily indicative of the amounts that DCBU could realize in a current market exchange or the value that ultimately will be realized by DCBU upon maturity or disposition.











FAIR VALUE OF FINANCIAL INSTRUMENTS

(in millions)

At December 31                                        1992
                                           ---------------------------
                                                             Estimated
                                           Carrying               Fair
                                           Amount                Value
                                           --------          ---------
Assets:
- -------
Cash and cash equivalents                     $ 0.8              $ 0.8

Liabilities:
- ------------
Short-term debt                                 2.0                2.0

Off-balance-sheet financial instruments:
- ----------------------------------------
Foreign currency forward
  exchange contracts                            0.0                0.2


The carrying amount for cash and cash equivalents approximates fair value. See note 3.

The carrying amount of short-term debt approximates fair value.

At December 31, 1992, DCBU held foreign currency forward exchange contracts maturing in 1993 for the purchase or sale of European and Canadian currencies to hedge foreign currency transactions. Open sales contracts totalled $9.7 million. Gains and losses on foreign currency forward exchange contracts which hedge specific transactions are recognized in net income, offsetting the underlying foreign currency transaction gains or losses.


Note 20: Business Segment and Geographical Region Information

DCBU operates solely in the industrial and commercial electrical equipment market segment. DCBU's products include electromechanical and electronic controls, motor starters, programmable controllers, sensors, circuit breakers, load centers, safety switches, panelboards, busway, commercial switches, relays and various other related products.

The largest single customer of DCBU is WESCO, an operating unit of Westinghouse. Intercompany sales to WESCO accounted for 31% of sales in 1992 and 32% in 1991. See note 3.

DCBU sells products to customers throughout the world using domestic operations and foreign subsidiaries. Generally, products manufactured outside the United States are sold outside the United States.



Geographic Region Information

(in millions)
                 United              Latin              Elimin-
                 States    Canada    America   Europe   ations    Totals
1992
- ----
Net sales      $1,356.6    $150.7    $ 71.4     $16.8   $(508.6)  $1,086.9
Operating
  profit           64.2       9.3       5.0       1.1     (18.1)      61.5
Identifiable
  assets          685.0     152.9      73.5       8.8    (168.2)     752.0

1991
- ----
Net sales      $1,298.2    $169.7    $ 71.0     $17.9   $(472.4)  $1,084.4
Operating
  profit           29.4       7.0      (1.4)      1.0       6.8       42.8
Identifiable
  assets          672.5     178.1      78.7       8.7    (185.2)     752.8


Consent of Independent Accountants


We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements of Eaton Corporation listed below of our report dated January 31, 1994 which appears on page 3 of this Form 8-K Current Report:


Registration
  Number                 Description                      Filing Date

33-49393,      Eaton Corporation Stock Option Plans-     March 9, 1993
33-12842,        Form S-8 Registration Statement
2-76349 and
2-58718

33-49777       Eaton Corporation Share Purchase and
		 Investment Plan-                        July 16, 1993
                 Form S-8 Registration Statement

33-49779       Eaton Limited U.K. Savings-Relate
		  Share Option Scheme (1991) - Form
                  S-8 Registration Statement	         July 16, 1993

33-48851       Eaton Corporation $200,000,000 of
		 Debt Securities, Debt Warrants and
		 Preferred Shares -	                 July 30, 1992
                 Form S-3 Registration Statement

33-15582       Eaton Limited U.K. Savings-Related
		 Share Option Scheme-  	                 July 7, 1987
                 Form S-8 Registration Statement

33-2688        Eaton Corporation Shareholder
		  Dividend Reinvestment Plan 	         Jan. 15, 1986
                 (Including Post Effective
		 Amendment No. 1 Filed Feb. 19, 1986)

2-77090        Eaton Corporation Strategic
		 Incentive and Option Plan-  	         May 10, 1982
                 Form S-8 Registration Statement


Price Waterhouse
600 Grant Street
Pittsburgh, Pennsylvania  15219
February 18, 1994